EXHIBIT 10.7.2

                          PRODUCTION PAYMENT CONVEYANCE

         AMERICAN NATURAL ENERGY CORPORATION, an Oklahoma corporation, whose address is 7300 S. Yale Avenue, Suite 404, Tulsa, Oklahoma 74136 ("ASSIGNOR"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it paid by TRANSATLANTIC PETROLEUM (USA) CORP., a Colorado corporation whose address is 2200 Ross Ave., Suite 4560E, Dallas, Texas 75201 ("ASSIGNEE"), the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, grant, convey, transfer, assign, set over and deliver unto Assignee, as a production payment (the "PRODUCTION PAYMENT"), a variable interest in and to the Hydrocarbons in and under, and if, as and when produced and sold from the Dedicated Interests equal to seventy-five percent (75%) of the Net Available Revenue during the term hereof, as each of the above capitalized words are defined in Article I and all as more fully provided herein.

         TO HAVE AND TO HOLD the Production Payment, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns, subject, however, to the terms and provisions of this Conveyance; and Assignor does bind and obligate itself, its successors and assigns, to WARRANT and FOREVER defend all and singular the Production Payment unto the said Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

                                 I. DEFINITIONS
                                    -----------

         As used herein, the following words, terms and phrases shall have the following meanings:

         "APPURTENANT RIGHTS," with respect to any Subject Well means all of the properties, rights and interests incident to said Subject Well to the extent that such properties, rights and interests are necessary for or used in connection with the ownership, operation and production of Hydrocarbons from said Subject Well including without limitation: (i) all leases and the estates created thereby, insofar as the same grant or permit Assignor the right to develop, produce and sell Hydrocarbons from said Subject Well; (ii) all valid unitization and pooling declarations, agreements, and/or orders and the properties covered in the units created thereby (including all units formed under orders, regulations, rules or other official acts of any Governmental Authority having jurisdiction), insofar as the same relate to or affect said Subject Well; (iii) all well and leasehold equipment, gathering systems, processing plants, improvements, machinery, equipment, supplies, goods, fixtures and other personal property of any kind or character whatsoever, insofar as the same are located on or used in connection with any of said Subject Wells; (iv) all presently existing oil, gas sales, operating, pooling, unitization, purchase, exchange and processing contracts, and all other contracts, agreements, and instruments, insofar as the same relate to any of said Subject Wells; and (v) all permits, franchises, licenses, options, servitudes, leases, water leases, surface rights, easements and rights-of-way insofar as the same pertain to said Subject Well.

         "CONVEYANCE" means this Production Payment Conveyance.

         "DEDICATED INTERESTS," collectively, means each kind and character of the right, title, claim or interest that Assignor has in and to the Subject Wells and the Appurtenant Rights with respect thereto.

         "DEDICATED PRODUCTION" for any Month during the term hereof means the total amount of Hydrocarbons produced, saved and available for sale from the Dedicated Interests.

         "EFFECTIVE DATE" means 7:00 o'clock A.M., on February 1, 2003, at the location of the Dedicated Interests.

         "HYDROCARBONS" means oil, natural gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores or substances of value and the products and proceeds therefrom.

         "MONTH" means a period beginning on the first day of a calendar month and ending at the beginning of the first day of the next succeeding calendar month.

         "NET AVAILABLE REVENUE" for any Month means the gross revenues generated from the sale of the Dedicated Production attributable to such Month after deduction of (1) Operating Expenses and Production Taxes attributable to such Dedicated Production and (2) revenues attributable to Permitted Burdens.

         "NET REVENUE INTEREST" means the decimal interest in and to all Hydrocarbons produced, saved and available for sale from any of the Dedicated Interests after giving effect to the Permitted Burdens to the extent and only to the extent described in Exhibit A-1 to the Purchase Agreement.

         "OPERATING EXPENSES" means all actual out-of-pocket costs, expenses and expenditures incurred and which are required for the prudent operation of the Dedicated Interests and that are not included within the definition of Well Costs.

         "PERMITTED BURDENS" means those royalties, overriding royalties, net profits interests and other non-expense bearing burdens against production more particularly identified in Exhibit A-1 to the Purchase Agreement and made a part hereof, to the extent and only to the extent that the same burden the Dedicated Production as described in Exhibit A-1 to the Purchase Agreement.

         "PERMITTED LIENS" shall have the meaning assigned to that term in the Purchase Agreement.

         "PERSON" means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority or other entity.

         "PRIMARY SUM" means the sum of (i) the Purchase Price plus (ii) Two Hundred Thousand Dollars ($200,000).

         "PRODUCTION TAXES" means all severance, gross production, ad valorem, occupation, mortgage and other taxes or assessments of any kind whatsoever, imposed upon the Dedicated Interests or the production of Hydrocarbons from the Dedicated Interests, other than income or franchise taxes.

         "PURCHASE AGREEMENT" means the Production Payment Purchase and Sale Agreement of even date herewith between Assignor and Assignee setting out the terms and conditions under which Assignee is purchasing this Production Payment from Assignor.

         "PURCHASE PRICE" shall have the meaning assigned to that term in the Purchase Agreement.

         "SUBJECT LEASES" means those certain oil, Hydrocarbon and mineral leases, royalty interests, overriding royalty interests, mineral interests and all other rights, titles, interests and estates described or referred to in Exhibit A-1 (or described in any of the instruments described or referred to in Exhibit A-1).

         "SUBJECT WELLS" means the wells described in Exhibit A-2 attached hereto and made a part hereof.

         "TRANSACTION DOCUMENTS" means the Purchase Agreement and all instruments executed pursuant to the terms thereof.

         "WELL COSTS" with respect to any Subject Well means all costs and expenses incurred in connection with the drilling, testing, completing and equipping of said Subject Well including, but not limited to, such costs as are typically set forth in authorities for expenditures, and all costs and expenses incurred in connection with the fabricating and installing of appurtenant production and marketing facilities.

         "WORKING INTEREST" means the decimal interest in the full and entire leasehold estate in any well located on the Dedicated Interests and all rights and obligations of every kind and character pertinent thereto or arising therefrom, without regard to any valid lessor royalties, overriding royalties and/or other burdens against production, insofar as the interest in said leasehold is burdened with the obligation to bear and pay the cost of exploration, development and operation.

                    II. AMOUNT AND TERM OF PRODUCTION PAYMENT
                        -------------------------------------

         2.1 Amount of the Production Payment. This Production Payment shall remain in full force and effect until Assignee has received and realized the Primary Sum from the Net Available Revenue. Net Available Revenue actually received by Assignee during any Month shall be deemed to have been received, and shall be applied, on the first day of the next succeeding Month to the reduction of the balance of the Production Payment.

         2.2      Term of the Production Payment.
                  ------------------------------

         (a) The Production Payment shall be fully discharged when the Primary Sum has been received by Assignee from Net Available Revenue; provided, however, that if Assignee shall be compelled, for any reason whatsoever (specifically including without limitation compliance with any rule, regulation or requirement of the Federal Energy Regulatory Commission), either before or after receipt of the Primary Sum, to make any payment or restitution on account of proceeds of any Dedicated Production heretofore received by Assignee, then the unliquidated balance of the Primary Sum shall be increased or restored by an amount equal to such payment or restitution, plus any and all amounts which Assignee shall be compelled to pay in the nature of interest, damages and penalties. Upon discharge of the Production Payment as above provided, all rights, titles, interests, powers and privileges herein conveyed with respect to the Production Payment shall terminate and vest in Assignor and, upon request by Assignor, Assignee shall execute and deliver such instrument or instruments as may be necessary to evidence the release, discharge and termination of the Production Payment. All costs and expenses of preparing and recording any requested release of this Production Payment shall be borne by Assignor.

         (b) Notwithstanding the foregoing, in the event the Production Payment is not fully discharged by February 1, 2013, then Assignee shall have the right and option, at its sole discretion, to declare that a Default (as such term is defined in the Purchase Agreement) has occurred, in which event Assignee shall be entitled to take such actions following a Default as more particularly described in the Transaction Documents.

                            III. RECORDS AND REPORTS
                                 -------------------

         3.1 Monthly Statements. Within forty-five (45) days next following the end of each Month, beginning with the Month in which the sale of Dedicated Production commences, Assignor shall deliver to Assignee a report setting out the gross revenues generated from the sale of Dedicated Production, revenues attributable to Permitted Burdens, Operating Expenses and Production Taxes paid or escrowed for payment, the Net Available Revenue and the volumes constituting Dedicated Production hereunder during such Month. It is understood and agreed that delivery of such report by Assignor to Assignee constitutes a certification by Assignor that (a) Assignor is in compliance with the Transaction Documents, and (b) all information contained in such report is true, correct and complete in all material respects.

         3.2 Geological Data. Upon request, Assignor shall, subject to any confidentiality agreements in existence on the Effective Date with co-owners or third parties, furnish to Assignee copies of all electric and other logs of all Subject Wells. Assignee shall also have access to all cores, cuttings, geological, geophysical, well and production data secured from operations thereon. Assignee shall also have the right to receive upon request monthly reports showing the status of development, producing and other operations conducted by Assignor on the Subject Wells.

               IV. CONDITIONS APPLICABLE TO THE PRODUCTION PAYMENT
                   -----------------------------------------------

         4.1 Non-recourse Liability of Assignor. Except as otherwise specifically provided herein, Assignee shall look solely to the Dedicated Interests for satisfaction and discharge of the Production Payment, and Assignor shall not be personally liable for the payment and discharge thereof. However, the foregoing provision shall not relieve Assignor of any obligation to respond in damages for any breach of any of the covenants, agreements and obligations of Assignor hereunder or under any other Transaction Document.

         4.2 Marketing of Assignor's Production. During the term hereof, Assignor shall be solely responsible for marketing any production from the Dedicated Interests.

         4.3 Production Taxes. Assignor shall pay, promptly when due, together with interest and penalties thereon, if any, all Production Taxes imposed upon or assessed with respect to or charged against the Production Payment or the Dedicated Production except those which are being contested in good faith. In the event that at any time Assignee is required to directly pay any Production Taxes imposed upon or assessed with respect to or charged against the Production Payment or the Dedicated Production, Assignor shall reimburse Assignee for the full amount of any such Production Taxes paid. Said reimbursement shall be made by Assignor to Assignee within ten (10) days of receipt of an invoice from Assignee containing a reasonably detailed description of such amounts.

                       V. OPERATION OF DEDICATED INTERESTS
                          --------------------------------

         5.1 Prudent Operations and Payment of Costs. So long as the Production Payment shall remain in force Assignor shall, at Assignor's own cost and expense:

             a. Cause the Dedicated Interests to be maintained, developed, protected against drainage, and continuously operated for the production of Hydrocarbons in a good and workmanlike manner, as would a prudent operator (and without regard to the existence of the Production Payment), all in accordance with generally accepted practices, applicable operating agreements, and all applicable federal, state and local laws, rules and regulations, excepting those being contested in good faith;

             b. Cause the Dedicated Interests to be developed, operated and maintained in compliance with all applicable laws, rules and regulations and in compliance with the leases, permits, licenses, operating agreements, unit agreements, declarations or orders and all other contracts and agreements in effect or in existence with respect to the Dedicated Interests and affecting or relating to the ownership or operation of the Dedicated Interests or the disposition of Hydrocarbons therefrom;

             c. Cause Hydrocarbons to be produced from the Dedicated Interests and cause the Dedicated Production to be delivered and sold in accordance with prudent operating standards;

             d. Pay, or cause to be paid, promptly as and when due and payable, the Permitted Burdens, all rentals and royalties payable in respect of the Dedicated Interests or the

Hydrocarbons produced therefrom, and all Well Costs and Operating Expenses incurred in or arising from the operation or development of the Dedicated Interests, or the producing, treating, gathering, storing, marketing or transporting of such Hydrocarbons;

             e. Cause all machinery, equipment and facilities of any kind now or hereafter located on the Dedicated Interests, and necessary or useful in the operation thereof for the production of Hydrocarbons therefrom, to be provided and to be kept in good and effective operating condition, and all repairs, renewals, replacements, additions and improvements thereof or thereto, needful to such end, to be promptly made;

             f. Give or cause to be given to Assignee written notice of any material adverse claim or demand made by any person affecting the Dedicated Interests, and of any suit or other legal proceeding instituted with respect thereto;

             g. Protect and defend the Dedicated Interests in accordance with customary industry standards against any and all liability, obligations, losses, damages, actions, judgments, suits, adverse title claims, or other proceedings other than those arising by, through or under Assignee (collectively, "ADVERSE CLAIMS"), and, at Assignor's expense, cause all necessary and proper steps to be taken to prosecute or defend any such Adverse Claims in accordance with customary industry standards; and

             h. Promptly pay or cause to be paid any and all costs that are necessary to ensure that the Dedicated Production are delivered and sold in a timely manner and promptly pay all Production Taxes (other than those being contested in good faith) upon the Dedicated Interests and cause the Dedicated Interests to be kept free and clear of liens, charges and encumbrances of every character, other than Permitted Liens.

         5.2 Abandonment of Wells or Surrender or Transfer of Subject Interests. So long as the Production Payment remains in force, Assignor shall not, without first obtaining the written consent of Assignee, (a) abandon any Subject Well unless such well or source is no longer capable of producing, or (b) surrender or release any Subject Leases or any part thereof. A well shall be considered incapable of production only if it would not be mechanically possible to restore the productivity of such well by reworking, reconditioning, deepening, plugging back, installation of production, treating, handling or compression facilities or by conducting such other operations as are required to restore or maintain production.

         5.3 Liability of Assignee. In no event shall Assignee be liable or responsible in any way for any Permitted Burdens, or any Well Costs, Operating Expenses or Production Taxes incurred by Assignor or any other Person attributable to the Dedicated Interests or to the Hydrocarbons produced from the Dedicated Interests during the term of the Production Payment.

                             VI. DEFAULT PROVISIONS
                                 ------------------

         6.1 Remedies of Assignee. If, while the Production Payment remains in force, Assignor shall fail to perform or observe any of the covenants, agreements or obligations herein provided to be performed or observed by Assignor, Assignee, in addition to Assignee's right to recover damages and all other remedies available to Assignee hereunder or at law or in equity, may, if such failure shall continue unremedied after ten (10) days from delivery to Assignor of written notice thereof (unless within such ten (10) day period, Assignor has begun to cure such non-compliance in a manner satisfactory to Assignee and continues to diligently pursue such curative actions until such failure is remedied to the satisfaction of Assignee), perform or cause to be performed such act at Assignor's expense, in which event Assignee may expend funds for such purpose, and Assignee upon written notice to Assignor may succeed to all rights of Assignor with respect to the possession, operation and development of the Dedicated Interests and shall have the right to use in connection therewith such of the equipment, machinery and facilities located thereon or used in connection therewith as may be useful or appropriate for the production, treating, storing, and transporting of Hydrocarbons, and shall succeed to all other rights of Assignor in connection with the possession, operation and development of the Dedicated Interests, and the right, on behalf and for the account of Assignor, to sell or utilize all of Assignor's share of the Hydrocarbons and to apply the proceeds thereof attributable to Assignor's interest therein to the costs and expenses of the operation and development of Dedicated Interests and to reimburse Assignee for any amounts so expended by Assignee, and Assignor shall reimburse Assignee upon demand for all amounts so expended by Assignee (to the extent that such amounts are not paid out of Assignor's interest in the proceeds from sale of such Hydrocarbons), together with interest on such amount at the highest nonusurious rate permitted by applicable law. All rights to which Assignee shall have succeeded under the provisions of this Section 6.1 shall terminate either (1) when the Production Payment terminates and all amounts then due and payable to Assignee pursuant to this Section 6.1, including amounts payable for interest as aforesaid, shall have been duly paid in full, or (2) at such earlier date when all defaults of Assignor shall have been remedied and all such amounts shall have been duly paid in full, without prejudice, however, to the exercise of any such rights upon any subsequent failure of Assignor to perform or observe any of its covenants or agreements hereunder.

         6.2 Indemnification by Assignor. Assignor agrees to indemnify and hold Assignee and its parents and subsidiaries and their respective directors, officers, employees, representatives, agents, lenders, successors, assigns and attorneys harmless from and against any and all claims, liabilities, losses, damages, costs, and expenses, including reasonable fees of counsel, independent accountants, engineers, geologists and geophysicists arising out of or related to any failure or breach by Assignor, of any representation, warranty, covenant, obligation or undertaking made or assumed by Assignor in or pursuant to this Conveyance.

                                VII. WARRANTIES
                                     ----------

         7.01 Warranties by Assignor. Assignor warrants to Assignee that Assignor is the true and lawful owner of the Dedicated Interests, entitling Assignor to receive not less than the Net Revenue Interests set forth in Exhibit A-1 to the Purchase Agreement of Hydrocarbons produced, saved and marketed from the Subject Wells and obligating Assignor to bear costs and expenses of the operation and development of the Subject Wells not greater than the Working Interests set forth in Exhibit A-1 to the Purchase Agreement (unless there is a corresponding increase in the Net Revenue Interest); that Assignor has full right and authority to sell and convey, as herein provided, the Production Payment; that the Production Payment is payable from, and has a first and prior claim upon, the Dedicated Production, that each lease described in Exhibit A-1 hereto is valid and subsisting and in full force and effect, insofar as it covers or relates to the land described as covered thereby and that Assignor has defensible title, free from all liens, charges and encumbrances, to the Dedicated Interests and in the production of Hydrocarbons attributable thereto subject only to Permitted Liens; that all rentals and royalties due and payable under said leases, or any of them, have been duly paid or provided for, and no default now exists under any of said leases; that Assignor is not obligated, by virtue of any Hydrocarbons balancing obligations or any prepayment made under any production sale contract containing a "take or pay" clause or under any similar arrangement, to deliver Hydrocarbons attributable to the Dedicated Interests at some future time without then or thereafter receiving full payment therefor; that the production of all Hydrocarbons that have heretofore been produced from the Dedicated Interests has not been in excess of allowable production quotas allocated or permitted to the Dedicated Interests by any applicable regulatory authority so as to subject, after the Effective Date, any Subject Well, or Assignor's interest in the production therefrom, to restrictions or penalties on allowables for overproduction; and that Assignor will warrant and forever defend the Production Payment unto Assignee against every person whomsoever now or at any time hereafter lawfully claiming the same or any part thereof. This Conveyance is made with full substitution and subrogation of Assignee in and to all covenants and warranties by others heretofore given or made in respect of any of the Dedicated Interests or any part thereof.

                               VIII. MISCELLANEOUS
                                     -------------

         8.1 Access to Dedicated Interests. Assignor will permit the duly authorized representatives of Assignee, at any reasonable time, but at Assignee's risk and expense, to make such inspection of the Dedicated Interests and the machinery, equipment and facilities used in, the operation thereof, as such representatives shall deem proper.

         8.2 Successors and Assigns. All the covenants and agreements of Assignor herein contained shall be deemed to be covenants running with the land and shall be binding upon the successors and assigns of Assignor and shall inure to the benefit of the successors and assigns of Assignee; provided, however, that this provision shall not be deemed to permit any assignment or other transfer of the interest of Assignor in any of the Dedicated Interests without the consent of Assignee. Nothing contained in this instrument shall in any way limit or restrict the right of Assignee, or Assignee's successors and assigns, to sell, convey, assign or mortgage the Production Payment or Assignee's rights thereunder in whole or in part. If Assignee, or Assignee's successors and assigns, at any time shall execute an assignment, mortgage or deed of trust covering all or any part of the Production Payment as security for any obligation, the assignee, mortgagee or the trustee therein named or the holder of the obligation secured thereby shall be entitled, to the extent such assignment, mortgage or deed of trust so provides, to exercise all of the rights, remedies, powers and privileges herein conferred upon Assignee, and to give or withhold all consents herein required or permitted to be obtained from Assignee.

         8.3 Further Assurances. Should any additional instruments of assignment and conveyance be reasonably necessary to fully effectuate the intent of the parties hereunder or to describe more specifically any interests subject hereto, Assignor agrees to execute and deliver the same. Also, if any other or additional instruments are required in connection with the transfer of interests in state or federal leases in order to comply with applicable laws or regulations, Assignor will execute and deliver the same.

         8.4 Notices. All notices, statements, payments and communications between the parties hereto shall be deemed to have been sufficiently given and delivered if enclosed in a postpaid envelope, deposited in the United States Mails, directed by registered or certified mail, or if personally delivered, to the party to whom the same is directed or to be furnished or made at the respective address, as follows:


         If to Assignor:                          If to Assignee

         American Natural Energy Corporation      TransAtlantic Petroleum (USA) Corp.
         7030 South Yale Ave., Suite 404          2200 Ross Ave., Suite 4560E
         Tulsa, Oklahoma  74136                   Dallas, Texas  75201
         Attention:     Michael Paulk             Attention:        Scott Larsen
         Phone:         (918) 481-1440            Phone:            (214) 220-4323
         Fax:           (918) 481-1473            Fax:              (214) 220-4327



         Either party or the permitted successors or assignees of the interest or rights or obligations of either party hereunder may change its address or designate a new or different address or addresses for the purposes hereof by a similar notice given or directed to all parties interested hereunder at the time.

         8.5 No Waiver. The failure of Assignee to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of Assignee's right to demand strict compliance in the future. No consent or waiver, express or implied, by Assignee to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

         8.6 Captions, Number and Gender. Titles or captions of Articles or Sections contained in this Conveyance are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Conveyance or the intent of any provision hereof. The plural and singular numbers shall, where appropriate, include the singular and plural, respectively, and words of any gender shall, where appropriate, include each other gender.

         8.7 Applicable Law. This Conveyance and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas except in cases where conflict of law rules require the application of the laws of the jurisdiction in which the Subject Interests are located.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Conveyance to be executed in its name and behalf by its proper signatory officer thereunto duly authorized, in multiple originals, as of March ___, 2003.

                                            AMERICAN NATURAL ENERGY
                                                 CORPORATION
WITNESSES:

------------------------------------
Name:                                       By:
       -----------------------------            --------------------------------
                                                Michael Paulk, President

Name:
       -----------------------------

                                            TRANSATLANTIC PETROLEUM (USA) CORP.



Name:                                       By:
       -----------------------------            --------------------------------
                                                Scott C. Larsen, President

Name:
       -----------------------------



STATE OF ______________           ss.
                                  ss.
COUNTY OF _____________           ss.

         On this _____ day of _________________, 2003, before me, the undersigned authority, personally came and appeared Michael Paulk, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document, as President of American Natural Energy Corporation, an Oklahoma corporation, who signed said document before me in the presence of the two witnesses, whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as his own free act and deed on behalf of said corporation, voluntarily for and as the act of said corporation.


                                          --------------------------------------
                                          Notary Public in and for
                                          the State of
                                                      --------------------------

My commission expires:
                                          --------------------------------------
-------------------------------           Printed Name of Notary

STATE OF ______________           ss.
                                  ss.
COUNTY OF ____________            ss.

         On this _____ day of _________________, 2003, before me, the undersigned authority, personally came and appeared Scott C. Larsen, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document, as President of TransAtlantic Petroleum (USA) Corp., a Colorado corporation, who signed said document before me in the presence of the two witnesses, whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as his own free act and deed on behalf of said corporation, voluntarily for and as the act of said corporation.



                                          --------------------------------------
                                          Notary Public in and for
                                          the State of
                                                      --------------------------

My commission expires:
                                          --------------------------------------
-------------------------------           Printed Name of Notary

                                   Exhibit A-1
                                   -----------


                                 SUBJECT LEASES


"Bayou Couba Lease": Oil, Gas and Mineral Lease from Delta Securities Company, Inc., as Lessor, to Gulf Refining Company, as Lessee, dated November 14, 1941, recorded in Entry No. 1458, COB SS, Page 382, of the Records of St. Charles Parish, Louisiana.

                                   Exhibit A-2
                                   -----------

                                  SUBJECT WELLS




1. DELTA SECURITIES CO. INC # 112 ST    Section 13-T15S-R21E      St. Charles Parish, LA

   Surface Location:                    430' FWL and 3200' FNL of Sec. 13-T15S-R21E

   Anticipated Bottom Hole Location:    1237' FWL and 1692' FNL of Sec. 18-T15S-R21E


2. DELTA SECURITIES CO. INC # 92 ST     Section 13-T15S-R21E      St. Charles Parish, LA

   Surface Location:                    890' FSL and 600' FWL of Sec. 13-T15S-R21E

   Anticipated Bottom Hole Location:    1240' FSL and 600' FWL of Sec. 13-T15S-R21E


3. DELTA SECURITIES CO. INC # 111 ST    Section 18-T15S-R22E      St. Charles Parish, LA

   Surface Location:                    Latitude 29 degrees 46'21"N, Longitude 90 degrees
                                        17'01"W located in Sec. 18-T15S-R22E

   Anticipated Bottom Hole Location:    645' FWL and 2480' FSL of Sec. 18-T15S-R22E


4. DELTA SECURITIES CO. INC # 109 ST    Section 14-T15S-R21E      St. Charles Parish, LA

   Surface Location:                    2750' FWL and 3200' FNL of Sec. 14-T15S-R21E

   Anticipated Bottom Hole Location:    2550' FSL and 190' FEL of Sec. 14-T15S-R21E

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